Exhibit 99.1

2023 ESG Report

ABOUT THIS Report Brown & Brown, Inc. is a diversified insurance agency, wholesale brokerage, insurance programs and service organization with origins dating from 1939, and is headquartered in Daytona Beach, Florida. The Company markets and sells risk management products and services, primarily in the property, casualty and employee benefits space. As of December 31, 2022, our activities were conducted in 345 domestic locations in 46 states and 150 international locations in Belgium, Bermuda, Canada, Cayman Islands, Ireland, Italy and the United Kingdom. Brown & Brown is A Forever Company and is dedicated to upholding our sustainability responsibilities and positively impacting the well-being of society. We are focused on the success of our teammates, customers, carrier partners and communities—now and in the future. As we continue to grow and evolve, this report will evolve to provide a deeper understanding of who we are and our commitment to doing what is right. To that end, this report covering the fiscal year 2022 has been prepared in alignment with the Sustainability Accounting Standards Board (“SASB”) Professional & Commercial Services Standards. These SASB standards will continue to challenge us to become even better and improve our communication and transparency in achieving these objectives. This report contains forward-looking statements, including our commitments, targets and other statements that are not historical facts. These statements are subject to risks and uncertainties and are not guarantees of future performance. All forward-looking statements are based on management’s current assumptions, estimates and projections. Unless we state otherwise or the context otherwise requires, the terms “we,” “our,” “Brown & Brown,” “the Company,” “our business,” and “our Company” refer to Brown & Brown, Inc. and its consolidated subsidiaries as a combined entity.

TABLE OF Contents 4 LEADERSHIP A LETTER FROM COMMITTEE THE ESG 5 ABOUT US 7 ESG HIGHLIGHTS 8 APPROACH TO ESG STRATEGY 12 HUMAN CAPITAL MANAGEMENT Our Guiding Principles 13 Our Culture 13 Our Team 14 Teammate Recruitment, Education & Development 14 Teammate Benefits 17 Teammate Engagement 18 Diversity, Inclusion & Belonging 19 Teammate Health & Well-Being 22 25 COMMUNITY OUTREACH 27 CLIMATE AND ENVIRONMENT 30 GOVERNANCE 35 ANNEX 36 SASB TABLE

A LETTER FROM THE ESG LEADERSHIP Committee We are pleased to share Brown & Brown’s environmental, social and governance (“ESG”) report, which marks a significant step forward in our sustainability journey. As this report details, Brown & Brown is expanding on more than 80 years of proven success in our overall approach to ESG. In the past two years we have formalized our commitment to sustainability by establishing an executive-level ESG Leadership Committee and making sustainability oversight a primary responsibility of one of our Board committees. During 2022, as part of our mission to optimize long-term stakeholder value, we strived to further incorporate ESG principles into our business strategies and organizational culture. Drawing on the framework of the Sustainability Accounting Standards Board (“SASB”) Standards and the criteria of ESG rating agencies, our team engaged with internal and external stakeholders to identify the factors driving long-term business performance and societal impact. Among our highest-priority ESG topics identified by the assessment were Diversity, Inclusion & Belonging and Human Capital Management. The report also details our efforts related to other priority topics identified by the assessment, including Data Security and Privacy, Ethical Conduct of Business and Employee Health & Well-Being. In addition, this report formalizes our commitment to regularly communicate our ESG actions and performance. Despite the challenges in the world around us, we are optimistic about the road ahead for Brown & Brown. The combination of our industry-leading financial metrics, our disciplined approach to capital allocation, our focus on forever and, most importantly, our stakeholders, will enable us to continue our sustained value creation. In the coming years, we will remain vigilant to maintain rigorous ESG standards, enhance our sustainability efforts and continue to be keenly focused on implementing a best-in-class program. We appreciate your confidence and support. AS A FOREVER COMPANY, WE FEEL A GREAT SENSE OF RESPONSIBILITY TO POSITIVELY IMPACT THE WELL-BEING OF OUR SOCIETY. [Graphic Appears Here] A Forever Company®, The Power of WE®, Culture of Caring®, A Meritocracy® and Built to Last® are registered trademarks of Brown & Brown, Inc. in the United States. BROWN & BROWN, INC. 2023 ESG REPORT | 4

About Us Brown & Brown is one of the world’s largest and most respected insurance brokers. Our four business segments—Retail, Wholesale Brokerage, National Programs and Services—offer our customers a wide range of insurance solutions and services. With a unique company culture built on honesty, integrity, innovation, superior capabilities and discipline, we understand that the only constant is change. As a result, our team regularly demonstrates adaptability, resiliency, swiftness, strength and agility to respond to and serve the ever-changing needs of our customers in a constantly evolving industry. The cheetah, which has served as a company symbol since the 1980s, embodies these characteristics that we believe are imperative in aiding our continued success. Our unique company culture prioritizes the health and well-being of our teammates, as well as the success of our customers, communities, carrier partners and shareholders. We believe a happy, healthy team results in high-quality customer service, community support and shared success for our carrier partners and shareholders. Through our Culture of Caring, we demonstrate our devotion and longstanding history of public and community service. Our teams worldwide actively support and engage with numerous charitable organizations in their local communities. We are proud to highlight examples of our service and engagement in this report. Our Mission Making a positive difference in the lives of our customers by helping to protect what they value most. Our History Founded in Daytona Beach, Florida, in 1939, Brown & Brown is a hometown success story and a testament to our vision and core values. Our Culture Strong, performance-based culture grounded in grit and integrity. Our Communities With a long-standing history of public and community service, we are dedicated to the communities in which our teams live and work.

What We Achieved Total Revenues $3.6B Growing 17.1% 29 Consecutive Years of Increased Dividends 30 Strategic Acquisitions with Annual Revenues of Approximately $435 Million 495 Locations 15K+ Teammates GREAT PLACE TO WORK® FORTUNE BEST WORKPLACES IN FINANCIAL SERVICES & INSURANCE BUSINESS SEGMENTS Retail Creating and providing comprehensive insurance and risk management solutions for businesses and individuals to help protect what our customers value most. The Retail segment provides broad and deep specialization to our customers while maintaining close proximity to the communities in which our customers operate their businesses. National Programs Leading program administrator working with insurance companies to provide full turn-key services. National Programs delivers broad and deep knowledge to carrier partners and tailored solutions for our retail distribution agents to drive efficient and effective placement of coverage. Wholesale Brokerage Placing excess and surplus coverage for unique and complex risks across an extensive network of retail agents. Services Delivering claims advisory and advocacy, managed care, claims adjusting and claims processing services on behalf of our carrier partners, public institutions and private companies, and in support of our National Programs segment.

ESG Highlights



Environmental*

87%
Offices Committed to Going Paperless, Where Possible

78%
Offices Have Automatic Lights or Have Teammates Turn Lights Off

70%
Offices Use Reusable Kitchenware

70%
Offices Have Recycle Bins

70%
Offices Have Water Bottle Refill Stations

Governance

0
Material Losses or Material Legal Proceedings Associated with Customer Privacy Incidents

0
Material Information Security Breaches Involving the Unauthorized Movement or Disclosure of Sensitive Information

Social

90+%
Offices Support Local Non-Profits

65
Beneficiaries Received Aid From Our Disaster Relief Foundation

93%
Of Our Teammates Say Brown & Brown is a Great Place to Work®

$150K+
In National Merit Scholarships Awarded to Our Teammates' Dependents

$600K
Spent for Our Teammate Student Loan Repayment Program

$260K+
Donations Received to Our Disaster Relief Foundation

$30K+
Donated to Help Cheetah Conservation Efforts

* Percentages were calculated based on a survey in which 200+ offices participated.

BROWN & BROWN, INC. 2023 ESG REPORT | 7

APPROACH TO ESG Strategy

Brown & Brown recognizes that ESG priorities are a critical component of the Company’s framework and the success of our teammates, customers, carrier partners and communities. We are a people-focused organization committed to improving the lives of our teammates and community members, delivering innovative services and solutions to our customers as well as contributing to a positive impact on our global society. These commitments begin with the Board of Directors (the “Board”), which is responsible for the oversight and strategic direction of the Company. The Board is dedicated to our Company’s sustainability and social responsibility efforts. Reporting to the Board is our Nominating/Corporate Governance Committee (the “Governance Committee”), which provides oversight to our ESG initiatives. The Governance Committee’s independent directors report to and advise the Board on matters relating to sustainable management and ESG risks and opportunities. These include monitoring, evaluating and overseeing the implementation of the Company’s strategy on environmental, health and safety, corporate social responsibility, sustainability and other public policy matters (“ESG issues”). In 2021, the Governance Committee established an ESG Leadership Committee, which presently includes our chief financial officer and chief people officer, to guide and implement many of our ESG initiatives. ESG remains an integral part of our enterprise risk management framework as we continue to grow and evolve. Our leadership and Board regularly discuss how we can improve our ESG efforts. We recognize the importance of assessing and understanding how ESG issues can affect the Company, which directs our dedication to advancing our ESG initiatives. The ESG Leadership Committee: Assists our chief executive officer with a general strategy relating to ESG issues. Develops, implements and monitors initiatives and policies based on that strategy. Oversees communications concerning ESG matters. Monitors and assesses developments relating to and improving the Company’s understanding of ESG issues. Reports the Company’s progress in improving its ESG profile to the Governance Committee and the Board. Delegates ESG tasks to other leaders in the Company, most notably our Diversity, Inclusion & Belonging task force.

APPROACH TO ESG STRATEGY This report covers the 12-month period ending December 31, 2022, for Brown & Brown and all of its subsidiaries (the “Company” or “Brown & Brown”). The Governance Committee oversees and periodically reviews and assesses Brown & Brown’s ESG strategy and initiatives as outlined in this report and makes recommendations to the Company to further its progress. There was no external assurance from third parties with respect to the information in this report. This report includes certain non-financial data and information which is subject to measurement uncertainties resulting from limitations inherent in the nature and the methods used for determining such data. The selection of different but acceptable measurement techniques can result in materially different measurements. The precision of different measurement techniques may also vary. The inclusion of information in this report, or any characterization of information in this report as “material” or a “priority,” should not be construed as a characterization regarding the materiality of such information for purposes of securities laws or regarding the financial impact of such information. Please instead refer to our Annual Report or Form 10-K filed with the Securities and Exchange Commission. Many of the targets, goals, impacts and programs described in this report are aspirational, and as such, no guarantees or promises are made that these goals and projects will be met or successfully executed. For questions about Brown & Brown’s ESG program, you can reach out to Julie Turpin, executive vice president & chief people officer, or R. Andrew Watts, executive vice president, chief financial officer & treasurer.

APPROACH TO ESG STRATEGY Community With a long-standing history of community service, we are committed to demonstrating our Culture of Caring through business and community relationships. We are proud of our teammates and offices for regularly contributing to their local communities. Human Capital People, performance, service and innovation are the cornerstones of our organization’s guiding principles. We believe the knowledge and experience our teammates possess, allows us to remain successful as a company. Environment We are committed to sustainability, minimizing our waste footprint and helping protect our environment. We continuously search for new and innovative ways to support our teammates, help our customers, serve our communities and contribute to the world around us. Data Security We are committed to continuously investing in technology security initiatives, information technology policies and resources, and regular teammate training to help mitigate the risk of improper access to private information and align with our regulatory environment. Diversity, Inclusion & Belonging We are committed to ensuring that our culture, hiring and promotion practices embrace the building of a diverse and inclusive workforce that reflects the makeup of local talent pools and our customer base. Board Oversight We are committed to the management of our ESG strategy at the leadership and Board levels. Transparency We are committed to transparency regarding our strategy, progress and areas of development related to material topics issues.

HUMAN CAPITAL Management

HUMAN CAPITAL MANAGEMENT OUR GUIDING PRINCIPLES The cornerstones of our organization’s guiding principles are people, performance, service and innovation. We believe every successful team thrives on diversity of talent, thought, character, work experience and cultural background, resulting in better outcomes and empowering teammates to make more meaningful contributions to our customers, organization and communities. We are an equal opportunity employer built as A Meritocracy, meaning our people have the opportunity to rise according to their merits and individual initiative. As of December 31, 2022, the Company had 15,000+ teammates globally. OUR CULTURE Brown & Brown has a unique company culture that prioritizes the total well-being of our teammates and rewards them based on their hard work, merits and achievements. We consider ourselves a high-performing team. As a result, we have teammates, not employees, and leaders, not managers. Our teammates are our greatest resource, and by challenging, empowering, rewarding and always putting their health and well-being first, our teams are able to deliver extraordinary results. Over 20% of the Company is owned by teammates and directors, which we believe cultivates a unique ownership culture. We strive to provide multiple opportunities for teammates to share in the ownership of Brown & Brown and to help create personal wealth, including through our employee stock purchase plans, 401(k) plan, long-term equity incentive grants, education assistance program, deferred compensation plan, financial wellness programs and more. With more than 60% of our U.S.-based teammates owning stock in the Company, we operate with an ownership mindset that influences how we invest in our business and the work we do for our customers.

HUMAN CAPITAL MANAGEMENT OUR TEAM We strive to provide our teammates with careers, not just jobs, which is why a vast majority of our team are full-time teammates. In addition, we also employ regular part-time teammates and seasonal/temporary teammates. Full-time teammates work at least a 30-hour workweek for an indefinite period of time and are generally eligible for all employment benefits provided by the Company. Part-time teammates work less than a 30-hour workweek for an indefinite period of time. Depending on the average hours worked per week, they may be eligible for limited employment benefits as specified in the terms of their employment benefit plan or policy. Seasonal/ temporary teammates are hired as interim replacements to temporarily supplement our workforce or assist in completing a specific project other than those supplied under contract by an outside agency; employment assignments in this category are typically of limited duration. 14,300+ Full-Time Teammates 830+ Part-Time Teammates 50+ Seasonal/Temporary Teammates TEAMMATE RECRUITMENT, EDUCATION & DEVELOPMENT Our ability to continue serving our customers and communities depends on effectively recruiting and developing the most qualified teammates with diverse backgrounds, knowledge and experiences. We actively recruit at all offices and levels within our organization. As we build our team, we have seen high success with recent college graduates, mid-level professionals with experience outside the insurance industry and seasoned insurance professionals who desire to elevate their careers. We are committed to recruiting and developing talent through our college internship program and leveraging our strong relationships with several key colleges and universities to determine the most talented candidates. In addition to individual recruitment of teammates, we are focused on building our team by completing high-quality acquisitions that fit culturally, make sense financially and have teams of highly talented individuals. Through our diverse and robust Brown & Brown University, we believe in supporting and encouraging continued education for our teammates, which helps to ensure our Company remains at the forefront of developing trends in an ever-changing industry.

We are committed to investing in our teammates’ education and development by: Offering on-demand courses within Brown & Brown University (“BBU”), including: Internal courses for Brown & Brown teammates (onboarding, annual compliance, school of finance, school of sales and more). Access to LinkedIn Learning, an online learning portal with access to thousands of videos taught by industry experts in software, creative and business skills. Discounts on courses, designations and study-related material through The Institutes. Offering benefits through our Education Assistance Program, which: Helps eligible teammates with tuition reimbursement up to $5,250 per calendar year on tuition, fees and all course-related expenses, including books, supplies and equipment. Supports eligible teammates with student loan repayment assistance. Offers $5,000 annual scholarships for four years to 10 selected dependents of Brown & Brown teammates who have demonstrated future leadership potential and bright futures through the National Merit Brown & Brown Scholarship. Providing opportunities for involvement in our Diversity, Inclusion & Belonging initiatives, including: Volunteering as part of the Heritage and Commemorative Month Committees and working with other volunteers to host learning and engaging events specific to the month’s celebrations for all teammates. Participating in celebrations for Heritage and Commemorative Months throughout the year. Joining a Teammate Resource Group, teammate-led volunteer groups that connect teammates who share or support a common identity and have the three primary objectives to explore, engage and empower. Women in Sales Summit In 2022, we were proud to host our first Women in Sales Summit. The two-day event featured interactive workshops, panel discussions, guest speakers and more. Designed by and for women in sales, the goal of the Summit was to inspire and empower female teammates looking to advance their careers in sales and provide them with the opportunity to cultivate community, develop critical skills, expand networks and build mentor and sponsor relationships. We hosted 70 talented women from across the Company for our Women in Sales Summit. Brown & Brown University BBU is one of the pillars of our teammate education program and helps set us apart from our competitors. Through a rigorous internal training program, BBU offers comprehensive sales, technology, academic and leadership skill-building courses for new producers, office leaders and teammates throughout our organization. We also created a program called The Leadership Challenge, an intimate training opportunity for 20 future business leaders, giving new and rising leaders the training and tools necessary to help them be engaged and successful in their new leadership roles.

Small Bites Video Series Our Small Bites video series allows teammates to connect with guest speakers from inside and outside the Company for 30-minute live or on-demand sessions focusing on a wide range of business and personal interest topics. Peer Partnership Program Our Peer Partnership Program was established to help teammates connect with others from across the organization. Partner pairings are hand-selected based on their preference and partnership goals using data collected for participating teammates, including work function, tenure, hobbies and interests. The program encourages developing new working relationships and expanding existing networks, experiencing our culture through different perspectives and learning more about our Company, other locations and teams. Teammate Development Brown & Brown is committed to recruiting and enhancing the most qualified teammates. To help with the development and success of our teammates, we offer a diverse catalog of live and on-demand leadership and teammate courses and encourage continued educational opportunities through BBU and outside education facilities.

TEAMMATE BENEFITS As we prioritize our teammates’ health and well-being, we offer a wide variety of benefits through our Total Well-Being program. The program includes physical health benefits, such as medical, dental and vision coverage; short-term and long-term disability and life insurance; mental health benefits and resources for teammates and dependents; wealth creation and financial well-being resources like identity theft protection and 401(k) plan with employer match; employee stock purchase programs; newly launched long-term care offerings; travel insurance; critical illness coverage and more. We believe that our competitive benefits offerings help differentiate us as we work to recruit and retain high-quality talent. PHYSICAL MENTAL FINANCIAL VOLUNTARY Medical, dental Mental health Wealth creation Long-term and vision benefits and and financial well- care offerings coverage; short- resources for being resources, and more. term and long- teammates and including financial term disability; dependents. planning, 401(k) life insurance. plan with employer match, employee stock purchase programs and more.

HUMAN CAPITAL MANAGEMENT

TEAMMATE ENGAGEMENT

We are committed to understanding the Company's strengths and opportunities for growth as part of our continual improvement in efforts to recruit and retain the most capable teammates.

We regularly gather anonymous feedback from the entire Brown & Brown team through a 90-day new teammate onboarding survey, an annual Be Our BEST teammate engagement survey for all teammates and a teammate departure survey. By providing these opportunities, we set a standard with our teammates, letting them know we want their voices to be heard. From the survey results, we can view aggregated trends related to what improvements our teammates want to see, where we are excelling, why teammates may leave the Company and what attracted them to their new jobs. In addition, we gather and analyze more robust data on our voluntary and involuntary attrition rate, which enables us to evaluate how it impacts the Company and can inform our strategy and decisions as we advance.

We believe that regularly surveying teammates, actively listening to identify growth opportunities and taking action to improve in those areas is one of the reasons that 93% of our teammates say that Brown & Brown is a Great Place to Work®, compared to 57% of employees at other U.S.-based companies. We are proud to be Certified™ by Great Place to Work® for the fourth year in a row, based entirely on what our teammates say about their experience working here. By valuing and supporting teammate engagement, we feel strongly that the Company will continue to be driven by positive, engaged and productive teams and retain the most talented teammates.

Great Place to Work® Survey Responses

95%
Management is Honest and Ethical in its Business Practices

95%
When You Join the Company, You Are Made to Feel Welcome

94%
Management is Competent at Running the Business

94%
People Here Are Given a Lot of Responsibility

94%
When I Look at What We Accomplish, I Feel a Sense of Pride

In June 2022, more than 66% of our teammates (7,480+) participated in the **Be Our BEST** survey to measure and improve teammate engagement and satisfaction with the goal of creating a stronger organization. Through the survey, we learned:

- Our scores in all categories either increased or stayed the same, as compared to survey results from the prior years, demonstrating our willingness to listen and respond to teammate feedback.
- Our "pride" score was three points (on a 100-point scale) above Glint's[1] global benchmark. The pride score is based upon how happy respondents are working at their organization and whether they would recommend their organization as a great place to work.
- Our scores in the areas of diversity, inclusion & belonging were three to eight points (on a 100-point scale) above Glint's global benchmark and are now viewed as key strengths for the organization.



[1] Glint, a provider of industry survey solutions for 600+ companies, assisted the Company in administering our Be Our BEST Survey.

BROWN & BROWN, INC. 2023 ESG REPORT | 18

DIVERSITY, INCLUSION & BELONGING Over the last year, we have made significant investments to continue building a strong foundation for our Diversity, Inclusion & Belonging (“DIB”) work. These include Company-wide leadership training, multi-faceted teammate engagement and a range of talent-related initiatives—all designed to bring our motto, The Power to Be Yourself, to life. Our early, exploratory work has rapidly led to large-scale engagement. Over 1,000 teammates have joined our five new Teammate Resource Groups (“TRGs”)—Black Excellence, LGBTQ+, Mental Health, The Power of She and Veterans. Each group has senior leadership sponsors and is self-governing, launching numerous initiatives to date that include mentorship, education and engagement, professional development and community involvement. We are actively seeking proposals from teammates for new TRGs to support more communities within our Company. Another way we encourage our teammates to express themselves is to offer them flexibility to observe any day during the year to recognize their culture or heritage. In 2021, our task force introduced an additional floating holiday known as Culture Day. In addition to empowering our teammates in their own efforts, we have made a commitment to provide systematic learning and development exposures for every teammate at Brown & Brown. We have implemented unconscious bias training Company-wide, and we are incorporating AI-powered simulations and other tools to our leadership development programs, equipping both emerging and seasoned leaders to cultivate, retain and advance diverse talent. In 2022, our task force accomplished the following: Launched the DIB Page on Brown & Brown’s Website Visit bbinsurance.com/about-us/diversity-inclusion-belonging/ Announced the DIB Summer Learning Challenge The 12-week challenge created an open space for curious teammates to hear about different perspectives, reflect on their own experiences and gain practical insights. It consisted of six unique learning experiences—watch, listen, read, discuss, reflect and engage—and teammates were encouraged to choose their own learning journey, completing as many experiences as they saw fit. Celebrated Heritage and Commemorative Months Teammate volunteer groups are identified for each heritage and commemorative month and lead the celebrations. Celebrations include teammate spotlights, virtual celebrations, informational events, Yammer engagement threads, downloadable resources and more. For example, our Black History Month volunteer group honored Dr. Martin Luther King, Jr.’s legacy with The Dream Wall project, an interactive and living installation at our Beach Street Campus in Daytona Beach, Florida. The Dream Wall invited teammates, leaders and visitors to share their dreams via post-it notes and watch our dreams grow together. Teammates across the Company submitted their dreams to be printed and added to The Dream Wall. Expanded Our Teammate Resources Groups Our DIB task force spent the past several years evaluating the Company’s current strengths and opportunities for development by initiating teammate surveys, listening sessions, group focus sessions and training modalities, including a course for all teammates focused on understanding and managing unconscious bias.

We have also implemented critical infrastructure through Workday HCM, which will allow us to systematically track and analyze our talent acquisition and advancement processes across all segments, with a particular focus on equity and the cultivation of diverse talent. This year we will be piloting new toolkits for diverse recruiting across our locations and business areas. Moving ahead, our criteria for promotion will include leaders’ ability to build and sustain a culture of belonging in addition to their success attracting and promoting diverse teammates. Accountability is a priority for us in the coming year, with the launch of a new dashboard that tracks representation and advancement of diverse talent, as well as our teammates’ perceptions of and satisfaction with our culture and performance on DIB. Over time, these metrics will be used as part of our evaluation of leaders at all levels. To provide ongoing support for this work, we established a permanent DIB leadership model. This includes a new team reporting directly to our chief people officer, along with our DIB Advisory Council, drawn from leaders across all segments and business areas, to inform our work, hold us accountable and champion DIB to our larger teammate community. Our Board engages with our senior leaders responsible for DIB to ensure that their priorities and investments are aligned and fully supported. Our early results are evident in our latest Company-wide survey, with key metrics well above the global benchmark1— 84% of teammates highlight their feeling of authenticity at work (+5 vs. benchmark), 82% recognize their leaders for their commitment to diversity (+8 vs. benchmark) and 79% believe our Company offers equal opportunity to succeed (+6 vs. benchmark). We continue to believe that having a diverse team, people from different backgrounds with different ways of thinking, allows us to deliver industry-leading solutions for our customers. Brown & Brown is committed to a future as an industry and a global leader in attracting and advancing diverse talent. 1 Benchmark provided by Glint, a provider of industry survey solutions for 600+ companies.

Brown & Brown does not tolerate discrimination in any form concerning any aspect of employment. The Company has an established policy that recruitment, hiring, transfers, promotions, terminations, compensation and benefits practices be without regard to race, color, religion, absence of religious affiliation, national origin, ethnicity, age, disability, perception of disability, sex, sexual orientation, gender identity/expression, gender orientation, marital status, service in our armed forces, veteran status in our armed forces, political activity or political party affiliation. In addition, the Company monitors the representation of women and racial and ethnic minorities because we know diversity helps us build better teams and improve our customer experience. Our gender and minority data are discussed periodically with our Board. We are currently focused on assessing our methods for gathering and tracking this information and developing a framework for how it appropriately fits into our strategic decision-making and goals. We are proud of our efforts in this area to date and continue to strive to diversify our workforce further and strengthen our culture. DIB TASK FORCE Established in 2020 MISSION To collect ideas, thoughts and stories that will help develop a strategic framework promoting diversity, inclusion and belonging. MOTTO The Power to Be Yourself Brown & Brown’s Black Excellence Teammate Resource Group’s vision is to challenge the status quo, take action and make a difference for our Black & African- American teammates. The mission of the LGBTQ+ Teammate Resource Group is to inspire and support LGBTQ+ teammates and allies to take pride in being their authentic selves wherever they are. The mission of the Mental Health TRG is to promote teammate well-being and to create a safe community where teammates can come together to learn how we can all take better care of our mental and emotional health and reduce the stigma of mental health, raise awareness about brain health and nurture a culture of acceptance. The vision of The Power of She TRG is to create an inspirational and safe space to foster and deepen relationships, find and offer mentorship, leadership and development. The mission of the Veterans TRG is to create a community that honors the service of our active duty, veteran teammates and their families by raising awareness, developing unique recruiting and retention programs and providing encouragement, resources and education in a supportive environment.

TEAMMATE HEALTH & WELL-BEING The safety and well-being of all Brown & Brown teammates and customers are of utmost importance. We navigated the COVID-19 pandemic by carefully executing our business continuity plans and responding to the needs of our teammates. We prioritized the health and well-being of our teammates to support the welfare of our customers, carrier partners and shareholders. The Brown & Brown team demonstrated resiliency in a time of uncertainty and through The Power of WE, navigated this uncharted territory with minimal interruption to our business. We know we must remain prepared to deal with future pandemics. Our response has formed the basis for preparedness if another dangerous and contagious disease should arise or a wide-spread natural catastrophe should occur. Since March 2020, the Company has implemented a telecommuting protocol that enables remote work, providing an important layer of safety and flexibility. Hybrid workforce models have now been embraced by most of our teams, as they offer flexibility within our workforce and enable the Company to attract more geographically diverse talent. Brown & Brown’s top priority is the total well-being of our teammates, which means physical, emotional, social and financial health and wellness. We know that healthy teammates provide better support to their families, their communities and our customers, which results in our continued success as a Company. We encourage teammates to stay active, maintain a healthy work-life balance, volunteer in their local communities and prioritize their mental and physical health. This includes regular communication with teammates about the importance of physical, mental and financial wellness. In addition, our chief executive officer shares bi-weekly video updates to connect with our teammates and encourage the importance of health and well-being.

Mental Health Mental health is a primary focus when prioritizing total wellness for our teammates. From the top down, we regularly promote the importance of focusing on positive mental health. For example, our chief executive officer regularly communicates his passion for maintaining mental health with teammates. We encourage teammates to be active and reach out for help from family, friends, teammates, leaders or medical professionals when needed. Our Teammate Engagement team hosts interactive webinars led by an on-staff board-certified psychiatrist to discuss mental and physical well-being topics. In 2022, we also announced the formation of Mental Health Allies and a Mental Health TRG. Mental Health Allies is a group of teammate volunteers who have completed Mental Health First Aid Training by the National Council for Behavioral Health and are ready to serve as points of contact for our mental health resources and a support system for our teammates. Allies are available to listen impartially, without judgment, and support teammates while raising awareness of the importance of mental health and wellness. They are not diagnosticians or emergency providers but conduits who may assist teammates in finding appropriate resources in a time of need. Mental Health TRG is a teammate-led voluntary group whose mission is to promote teammate well-being and create a safe community where teammates can come together to learn how to take care of their mental and emotional health. Their goal is to help reduce the stigma of mental health, raise awareness about brain health and nurture a culture of acceptance. Mental Health Guidebooks allow our teammates to find all the mental health resources available in one location. These guidebooks include information on the resources already mentioned, as well as: 2nd.MD, a virtual expert medical consultation and navigation service. Building Healthy Habits Omada®, a personalized program that empowers teammates to achieve health goals. Mental Health Talkspace, a behavioral health service available via text, audio/video messages or live sessions. Sanvello, a top-rated self-help and mindfulness meditation app. In addition to our internal-led resources, the Company partners with ComPsych to offer no-cost, confidential support services to our teammates and their families through our Employee Assistance Program (“EAP”). Services readily available through our EAP include access to mental health counselors, a 24/7 crisis hotline, coaching, wellness activities, a library of videos on demand and more. Additionally, the Company’s Crisis Hotline offers Advocate for Me, a service that provides one-on-one consultation with mental well-being case navigators, therapists and psychiatrists, alongside other programs like Mindfulness Meditation. Through our Charity Miles Wellness Challenges, we encourage teammates to be active, focusing on physical and mental health. Partcipating teammates are rewarded for tracking their steps or bicycle miles while raising money for a charity of their choice. Since partnering with Charity Miles, we have launched five wellness challenges with over 1,500 participating teammates who have collectively raised over $100,000 for multiple charities. Our Cup of Joel group chats enable teammates to pause their day and connect with Dr. Joel Axler and fellow teammates to discuss mental and physical well-being topics that impact work and home life.

Workplace Safety Across all Brown & Brown locations, our goal is to provide a safe environment for teammates and office visitors. The Company has formal workplace safety guidelines that apply to our teammates and facilities, with some offices establishing even more specific procedures for conduct. These guidelines cover, among other things, hazardous and unsafe work areas and conditions, cellphone usage, travel, attire, building visitors, communication protocols for closures and emergencies and our workers’ compensation benefits. To help further ensure the safety of our teammates, we use secure access, install cameras and live security at many of our facilities. These safety measures are provided by Brown & Brown or by the individual facilities. Additionally, the Company has a formal policy against violence in the workplace. This policy prohibits any form of weapon from being carried or maintained in our Company’s offices and prohibits teammates from making threats or engaging in violent activities. Under our policy, any teammate who believes they have been a victim of violence, threats of violence, intimidating conduct or has heard jokes or offensive comments about a violent occurrence must report such actions immediately to their team leader or another member of our Company’s leadership team. In addition, any teammate who believes they or another teammate may be in imminent danger of violence must notify local law enforcement officials immediately. In 2022, the Company had no work-related fatalities and 37 injuries or occupational diseases, as determined based on the number of claims made under our workers’ compensation policy for our U.S.-based offices, excluding claims that were closed and for which no payment was made.

COMMUNITY Outreach 20+ Edge teammates at our Beach stepped Street out Campus of their in comfort Daytona zone Beach, and Florida, went Over to benefit The minimum Easterseals of Northeast $1,000 to rappel Central down Florida our . Each building, ‘edger’ resulting had to in raise over a $150K donated to Easterseals.

Since our beginning, we have believed that a commitment to giving back helps build a better organization and positively impacts our teammates, customers and local communities. We have a long-standing history of community service and are dedicated to exemplifying a Culture of Caring to help build and preserve our business and community relationships. A few examples of how our teammates demonstrate our Culture of Caring are described below: Members of our Brown & Brown team were honored to be present during the unveiling of the Dr. Mary McLeod Bethune statue in Statuary Hall at the U.S. Capitol. Dr. McLeod Bethune is the first African American and first female represented in the Capitol Building’s state collection. The Company was proud to contribute more than $50,000 to the Dr. Mary McLeod Bethune Statuary Fund and $35,000 raised by individual teammate contributions, in addition to many volunteer hours. A replica statue is on display across from our Beach Street Campus in Daytona Beach, Florida. Our Orlando, Florida, office established an Annual Week of Giving in 2018, and the office was thrilled to re-establish the initiative in 2022, following the COVID-19 pandemic. With the help of our Leesburg and Ocala, Florida, offices, the teams were able to support 13 local charities. Teammates cleaned lake canals, mulched, painted, organized, loaded freezers, sorted items for donation, pressure washed, pulled weeds, planted flowers, guided a painting class, restocked shelves and more, all in a one-week timeframe. Shane McCauley, group head of internal audit at our Global Risk Partners operations, spent two years training for a solo swim across the English Channel to raise money for SynGAP Research Fund (“SRF”). Shane completed the almost 25.5-mile swim in 11 hours and 42 minutes. He believes he was borderline hypothermic throughout the swim and finished the swim with a torn left shoulder muscle, but is proud of the difference he will make in the lives of those living with SynGAP. For the past six years, teammates at our Bellingham Underwriters operations have participated in their 12 Days of Charitable Giving initiative. Teammates donate both monetary funds and their time to help support local non-profits. In 2022, they were able to help 15 local charities during the holiday season.

CLIMATE AND Environment

At Brown & Brown, we strive to improve and continuously search for new and innovative ways to help our customers, support our team, positively contribute to the world around us and reduce our carbon footprint. This includes our commitment to sustainability and the environment, evaluating our risks and opportunities around climate and incorporating ESG standards and priorities into current and future projects and plans. We own our executive offices, which are located at 300 North Beach Street, Daytona Beach, Florida 32114, as well as certain other office buildings in the Daytona Beach area. We lease offices at each of our other 492 locations. We are committed to responsible environmental practices that include conservation of natural resources, pollution prevention and reduction of waste. We embed the principles of advancing a circular economy into our practices. We are devoted to operating our business in a sustainable manner and have undertaken several initiatives designed to reduce our impact on the environment and to promote environmentally friendly projects and practices. In 2022, we: Encouraged environmentally friendly work practices by supporting recycling, reuse and by continuing to install energy efficient equipment and systems throughout our office locations. Worked with our partners in areas such as flooring to ensure we recycle flooring and install new flooring that is carbon neutral. Increased the use of digital solutions and migrated technology infrastructure to a cloud environment, reducing energy usage and accordingly, our carbon footprint. We continue to evaluate green equipment for office use such as Energy-Star® appliances, motion detector lighting and high-efficiency HVAC units. Most of Brown & Brown’s total office space utilizes LED lighting. Additionally, some of our total office space is LEED certified. The certification, awarded by the U.S. Green Building Council, is based on the properties’ use of sustainable materials, water and energy efficiency, indoor environmental quality, location and transportation, and overall innovation. Although we do not currently incorporate specific aspects of our environmental policy into our business analysis, we do actively seek business partners that align with our values and long-term sustainability outlook.

Since water is becoming a scarce resource in many locations around the globe, water management is a priority for Brown & Brown. None of Brown & Brown’s locations fall within High Baseline Water Stress regions. All Brown & Brown offices comply with local water laws and regulations. Beyond compliance, many of our offices have demonstrated a commitment to water efficiency and conservation by utilizing hands-free faucets, toilets and water fill stations to limit water usage, among other methods. Following the pandemic and with an established hybrid work environment, we established a Global Real Estate team in 2021 to help better manage office rental space, design aspects, utilization and environmental sustainability efforts. The main objectives are impacting our culture through environmental branding, including impacting teammate experience with ergonomics, promoting green initiatives, consolidating leases for multiple offices in the same geographic locations to decrease our environmental impact and to better track and encourage sustainability. We are currently working to produce a Sustainability Guide that will help inform our offices of environmentally friendly options as they renovate their space and allow us to track the environmental benefits of our efforts. Looking ahead, we will continue communicating our efforts to identify, assess and manage actual and potential climate-related risks and opportunities. This includes our strategy for climate-related decisions, how climate is becoming more integrated into our risk management process, and how the metrics and targets we use are linked to our plan of action. We recognize the importance of providing meaningful information about our progress toward our sustainability initiatives. By following SASB standards—and issuing this report on an annual basis—we are committing to transparency about the Company’s performance and impacts. This is an incredible opportunity to improve the Company’s value, increase our positive impact on our local and global communities and contribute to the sustainability of our shared world.

Governance

Our Board and senior leadership actively support and promote sound corporate governance and risk management across the Company. This culture of accountability, integrity and transparency affirms our unwavering commitment to building sustainable value. We conduct our business in a manner that is fair, ethical and responsible with the goal to earn and maintain the trust of our stakeholders. Our corporate governance policies and practices include evaluations of the Board and its committees, as well as continuing director education. Our Board is responsible for oversight of the management of the Company and its business for the long-term benefit of our shareholders, teammates, customers and communities. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. Showcasing our commitment to a well-rounded Board, four of our 13 current directors are either women or racially/ethnically diverse. Enterprise Ethics and Compliance Honesty and integrity are cornerstone values of the Brown & Brown culture. The Company’s reputation depends on the conduct of its representatives. Our director of financial compliance and director of internal audit oversee an effective financial control environment that maintains compliance with the financial controls and procedures which govern our business. The director of internal audit and the director of financial compliance provide reports to the audit committee of our Board, on at least a quarterly basis; a summary of activities performed by their respective teams, including their observations and compliance noted during the reviews completed; and an overview of any special projects performed during the quarter. Our financial compliance program includes a monitoring schedule incorporating internal reviews, control self-assessments and third-party reviews of our operations. Below is a list of policies we expect each of our Brown & Brown teammates to uphold. Our teammates receive a Teammate Handbook at the start of employment with information on these policies, and they must acknowledge reading and understanding the information. Code of Business Conduct and Ethics Our Code of Business Conduct and Ethics (“Code of Ethics”) requires all persons who are associated with the Company to conduct themselves professionally and ethically in the course of their duties and to comply with all laws applicable to the Company’s operations. Our Code of Ethics, together with our Foreign Corrupt Practice Act and Anti-Bribery Policy Statement and Compliance Guide, as well as our Anti-Money Laundering Policy, provides strict rules requiring the avoidance of the appearance of impropriety in all activities. In addition to restricting the acceptance of favors, entertainment, remuneration, gifts or promises of gifts, these policies prohibit bribery, corruption, anti-competitive behavior, insider trading and money laundering. Each of our teammates receives training regarding these policies upon hire and annually thereafter. Part-time teammates, including interns, receive the standard ethics training courses in BBU.

To further our commitment to promoting honest and ethical conduct among senior financial officers—including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions—the Company adopted a Code of Ethics for Senior Financial Officers. The code states that senior financial officers must: conduct themselves honestly and ethically, and ethically handle all actual or apparent conflicts of interest between his or her personal and professional relationships; comply with any conflict of interest policies and guidelines set forth in any other code of ethics or similar code adopted by the Company; report potential or apparent conflicts of interest involving senior financial officers to the Company’s compliance officers; and comply with all applicable laws, statutes, rules and regulations. Policy Against Harassment Brown & Brown believes in a culture of mutual respect. The Company’s policy against harassment covers verbal, physical and visual conduct that creates an intimidating, offensive or hostile working environment or that interferes with work performance. Harassment may also include racial slurs; ethnic jokes; the posting of offensive statements, posters or cartoons; solicitation of sexual favors; unwelcome sexual advances; and verbal, visual or physical conduct of a sexual nature. There is no requirement that federal or state law be violated for there to be conduct that violates this policy. All teammates receive harassment prevention training when joining the Company and are required to complete further training either annually or every two years, depending on location. No Retaliation Policy Under applicable law in each of our jurisdictions and our Code of Ethics, the Company will take no retaliatory action against persons who report violations of our Code of Ethics, so long as such reports are made honestly and in good faith. If an individual suspects or believes that retaliatory action has occurred, it must be reported to the Company’s director of internal audit or general counsel or may be reported anonymously via the EthicsPoint system. Whistleblower Policy Our Code of Ethics contains a robust, formal and anonymous whistleblower policy. Under that policy, all teammates are required to report any violations of the Code of Ethics, including known or suspected violations, illegal or unethical behavior or activity, and conflicts of interest that involve the Company or its teammates. Individuals who become aware of any suspicious activity or behavior, including concerns regarding questionable accounting or auditing matters, are required to report these circumstances and any potential violations of laws, rules or regulations of our Code of Ethics to the Company’s director of internal audit or its general counsel. Alternatively, a report may be made on an anonymous basis through EthicsPoint, the Company’s compliance hotline service, either by email or toll-free phone call. The Company will promptly investigate all reports of unlawful or inappropriate behavior. These procedures are open to anyone conducting business with Brown & Brown—teammates, shareholders, customers, suppliers, vendors and others—to anonymously report suspected wrongdoing. Reports made via the anonymous whistleblower escalation mechanisms are simultaneously forwarded to the Company’s legal team and other key internal members for investigation. Anti-Bribery and Corruption Our Code of Ethics, together with our Foreign Corrupt Practice Act and Anti-Bribery Policy Statement and Compliance Guide, as well as our Anti-Money Laundering Policy, prohibits teammates from engaging in bribery or corruption of any type. In addition, these policies prohibit teammates from giving gifts to or accepting gifts from government officials. Gifts of cash or checks may not be accepted from customers or suppliers of the Company, regardless of the amount. Gifts that may appear to influence business decisions are also not permitted. Teammates who are offered a gift or other item of value that would result in a violation of Company policies are required to immediately report the incident to the general counsel or file a report through EthicsPoint.

Risk Identification and Oversight Our risk identification and oversight are detailed in our annual Proxy Statement. Performance Management and Compensation Our compensation policies are detailed in our annual Proxy Statement. Government Relations The Company carries out the vast majority of its government relations activity through state insurance trade associations and the Council of Insurance Agents and Brokers (CIAB) in Washington, D.C. Political contributions are primarily directed by our local offices for local candidates and causes and are overseen by our legal team. Customer Privacy and Data Security The protection of privacy is essential. Our goal is to treat any personal information provided to us with the utmost respect and in strict accordance with our Privacy Policy. The Company relies on our technology solutions team and third-party vendors to provide effective and efficient service to our customers, process claims and timely and accurately report information to carriers, which often involves secure processing of confidential, sensitive, proprietary and other types of information. We understand and monitor the risks presented by the possibility of cybersecurity breaches of any of these systems. Accordingly, we have significantly invested, and will continue to invest, in technology security initiatives, information technology policies and resources, and teammate training to mitigate the risk of improper access to private information. The Audit Committee, composed entirely of independent directors, is responsible for organization-wide oversight regarding information security and reports to the full Board. All directors are invited to attend our Committee meetings, which we believe creates transparency and a more collaborative and informed Board. The Audit Committee receives reports on at least a quarterly basis from the Company’s chief information security officer on the latest information security risks and mitigation strategies. We believe that our leadership team is well-equipped to face the ever-changing digital threats that may one day present themselves to our organization. Our Information Security team has deployed a structured and measured vulnerability management program that proactively identifies vulnerabilities across our platforms and processes. The program is composed of the following: Qualys internal persistent scans and external monthly scans; Veracode static and dynamic software custom code to develop scans for secure code development; Periodic third-party executed penetration tests and risk assessments; and A model to comply with SOC 2 Type II standards or other industry certifications at certain offices based on an office’s contractual agreements with carrier partners or other third parties. In addition, external partners and products are submitted through a security risk assessment process facilitated through our Security Scorecard tool for data security risk and vulnerability maturity rating, and our teammates undertake a yearly security and compliance online training with test certification. Our teammates are also subject to security awareness communications and random simulated phishing campaigns. Teammates are also required to complete Health Insurance Portability and Accountability Act of 1996 (HIPAA) training every one or two years, depending on location. In 2022, all Brown & Brown teammates completed ethical conduct training; cybersecurity awareness training; the California Consumer Privacy Act (CCPA) Survey; and the Annual Certification for Insurance Licensees training as a reminder of the regulatory obligation to report certain changes to the jurisdictions in which they are licensed.

We have also established a structured incident response process driven by the severity and type of issue. This process engages our Security Operations Center (SOC) for incident identification, our internal security team for incident analysis and assignment, our Technology Solutions teams for isolation/remediation and our business partner for continuity awareness and escalations. We have adopted an in-depth defense approach that includes intrusion detection systems and intrusion prevention systems, endpoint protection, endpoint detection and response and a log management platform. Additionally, to defray the costs of any future data breach, we have entered into a cyber liability insurance policy. Over the last three years, we have had no material information security breaches involving the unauthorized movement or disclosure of sensitive information to a party that is not authorized to have or see the information. In 2022, the Company had no material losses or material legal proceedings associated with customer privacy incidents or professional integrity. Our privacy policy can be found at bbinsurance.com/privacy-statement/. Our California Privacy Notice, which includes information about our privacy practices regarding the personal information of residents of the State of California, can be found at bbinsurance.com/ccpa-privacy-notice/. Our Virginia Privacy Notice, which includes information about our privacy practices regarding the personal information of residents of the State of Virgnia, can be found at bbinsurance.com/cdpa-privacy-notice/.

Annex This annex expands transparency through key data compiled in accordance with the SASB standards. In developing our report, we have compiled metrics organized by key ESG themes incorporated within our tables and throughout our organization. Brown & Brown best classifies into the SASB classifications for Professional & Commercial Services, and our reporting reflects that classification. Additionally, we are reporting on the SASB industries of Insurance that align with other business activities.

SASB Table Professional & Commercial Services SASB TOPIC SASB METRIC SASB CODE 2022 DATA NARRATIVE RESPONSE Description of approach to identifying and addressing data security risks SV-PS-230a.1 See Customer Privacy and Data Security on page 33. Description of policies and practices relating to collection, usage and SV-PS-230a.2 our See Privacy the Security Policy. and Protection of Information section in Data retention of customer information Security (1) Number of data breaches, (2) percentage involving customers’ Over the last three years, we have had no material confidential business information information security breaches involving the unauthorized (CBI) or personally identifiable SV-PS-230a.3 movement or disclosure of sensitive information to a party information (PII), (3) number of that is not authorized to have or see the information. customers affected Percentage of gender and racial/ The Company monitors the representation of women and ethnic group representation for (1) racial and ethnic minorities, because we believe diversity SV-PS-330a.1 helps us build better teams, facilitate innovation and executive management and (2) all improve our customer experience. We discuss our gender other employees and minority profile periodically with our board of directors. Workforce Diversity & The Company monitors voluntary and involuntary turnover Engagement (1) Voluntary and (2) involuntary of our employees; however, we currently do not publicly turnover rate for employees SV-PS-330a.2 disclose these rates. We may consider disclosure of turnover rates in future reporting. Employee engagement as a 93% of teammates at Brown & Brown say it is a Great percentage SV-PS-330a.3 Place to Work®

SASB TABLE

Professional & Commercial Services (cont.)

SASB TOPIC	SASB METRIC	SASB CODE	2022 DATA	NARRATIVE RESPONSE
Professional Integrity	Description of approach to ensuring professional integrity	SV-PS-510a.1		See Code of Business Conduct and Ethics on page 31.
	Total amount of monetary losses as a result of legal proceedings associated with professional integrity	SV-PS-510a.2		In 2022, the Company had no material losses or material legal proceedings associated with customer privacy incidents or professional integrity.
Activity Metrics	Number of employees by: (1) full-time and part-time, (2) temporary and (3) contract	SV-PS-000.A		At December 31, 2022, the Company had 15,201 teammates globally. Of these teammates, 14,300+ were full-time, 830+ were part-time, and 50+ were seasonal/temporary teammates.
	Employee hours worked, percentage billable	SV-PS-000.B		See Our Team on page 14.

Insurance

SASB TOPIC	SASB METRIC	SASB CODE	2022 DATA	NARRATIVE RESPONSE
Transparent Information & Fair Advice for Customers	Total amount of monetary losses as a result of legal proceedings associated with marketing and communication of insurance product-related information to new and returning customers	FN-IN-270a.1		In 2022, the Company had no material losses or material legal proceedings associated with marketing and communication of insurance product-related information to new and returning customers.
	Complaints-to-claims ratio	FN-IN-270a.2		See Item 3. Legal Proceedings on page 22 of our 10-K.
	Customer retention rate	FN-IN-270a.3		The Company monitors customer retention; however, we currently do not publicly disclose this rate. We may consider disclosure of customer retention rates in future reporting.
	Description of approach to informing customers about products	FN-IN-270a.4		Brown & Brown publicly lists our services and solutions on our website so that they are easily accessible for both new and returning customers. Customers can find additional details about our business solutions, personal insurance solutions, national programs, and services by visiting bbinsurance.com/what-we-do/.

BROWN & BROWN, INC. 2023 ESG REPORT | 37

300 North Beach Street Daytona Beach, FL 32114 (386) 252-9601 bbinsurance.com